Exhibit 10.4

PROMISSORY NOTE

$14,000,000	Dallas, Texas	February 5, 2004

FOR VALUE RECEIVED, the undersigned, NORTH AMERICAN TECHNOLOGIES GROUP, INC., a Delaware corporation, TIETEK TECHNOLOGIES, INC., a Texas corporation, and TIETEK LLC, a Delaware limited liability company (herein, collectively and jointly and severally, “Maker”), hereby promise to pay to the order of TIE INVESTORS, LLC, a Texas limited liability company (herein sometimes called “Payee”), the principal sum of Fourteen Million Dollars ($14,000,000), or so much thereof from time to time outstanding as shall be advanced, with interest on the unpaid balance thereof from date of advancement until maturity at the rate or rates hereinafter provided, both principal and interest payable as hereinafter provided in lawful money of the United States of America at the offices of Payee at 5949 Sherry Lane, Suite 1900, Dallas, Texas 75225, or at such other place within Dallas County, Texas, as from time to time may be designated by the holder of this Note.

As herein provided the unpaid Principal Amount of this Note (or portions thereof) from time to time outstanding shall bear interest prior to maturity at the Applicable Rate, provided that in no event shall the Applicable Rate exceed the Maximum Rate. Notwithstanding the foregoing, if at any time the Applicable Rate exceeds the Maximum Rate, the rate of interest payable under this Note shall be limited to the Maximum Rate, but any subsequent reductions in the Applicable Rate shall not reduce the Applicable Rate below the Maximum Rate until the total amount of interest accrued on this Note equals the total amount of interest which would have accrued at the Applicable Rate if the Applicable Rate had at all times been in effect.

Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Loan Agreement. As used in this Note, the following terms shall have the meanings indicated opposite them:

“Applicable Rate.” During the Interim Loan Period (as hereinafter defined), the Applicable Rate shall mean the Prime Rate (as hereinafter defined) plus 500 basis points. It being understood and agreed that the Applicable Rate shall increase or decrease, as the case may be, from time to time as of the effective date of each change in the Prime Rate. During the Permanent Loan Period (as hereinafter defined), the Applicable Rate shall mean the Prime Rate of money center banks plus 700 base points. It being understood and agreed that the Applicable Rate shall increase or decrease, as the case may be, from time to time as of the effective date of change in the Prime Rate.

“Deed of Trust.” The “Deed of Trust, Security Agreement, Assignment of Rents and Fixture Filing” of even date herewith and more particularly described herein.

“Default Rate.” The Default Rate shall be the Maximum Rate.

“Improvements.” An industrial complex comprised of six (6) buildings of approximately 189,449 square feet and appurtenant improvements located on the Land.

“Interim Loan Period.” The period commencing on the effective date hereof and ending on the earlier of (i) the date of the first production (in commercial quantities) of composite railroad cross ties at the Premises using Maker’s proprietary intellectual property (specifically U.S. Patent No. 5,886,078 and/or U.S. Patent Published Application No. 20020123553); or (ii) the date that is twelve (12) months after the effective date hereof.

“Land.” The real property described in Exhibit A attached hereto and made a part hereof.

“Loan.” The $14,000,000 loan to be made to Maker by Payee pursuant to the Loan Agreement and evidenced hereby.

“Loan Agreement.” The Construction Loan Agreement of even date herewith between Payee and Maker pursuant to which the Loan is being made.

“Loan Documents.” The Loan Agreement, this Note, the Deed of Trust, the Security Agreement, the Patent Security Agreement, the Intercreditor Agreement, the Voting Agreement, the Non-Compete Agreement, the North American Technologies Group, Inc. Royalty Agreement, the TieTek Royalty Agreement, and any other documents to be executed by Maker, North American Technologies Group, Inc., or TieTek Technologies, or any of their respective shareholders pertaining to the Loan.

“Maturity Date.” February 4, 2015

“Maximum Rate.” The maximum interest rate permitted under applicable law, it being understood that, if applicable law provides for a ceiling under Chapter 301, Subchapter A of the Texas Credit Title (as may be amended from time to time), such ceiling shall be the “weekly” ceiling.

“Patent Security Agreement.” An agreement of even date herewith granting to Payee a first lien on all of Maker’s intellectual property, including, but not limited to, all trademarks, copyrights, licenses, and patents (issued and applied for) executed pursuant to and defined in the Loan Agreement.

“Permanent Loan Period.” The period commencing on the first day after the expiration of the Interim Loan Period and ending on the date that is ten (10) years thereafter.

“Pledged Property.” The personal property, tangible and intangible, secured by the Security Agreement and the Patent Security Agreement.

“Premises.” The Land and the Improvements.

“Prime Rate.” The average prime rate of interest on money of money center banks.

“Principal Amount.” That principal portion of the Loan evidenced hereby as is from time to time outstanding.

“Security Agreement.” An agreement of even date herewith granting to Payee a first lien on the assets of Maker executed pursuant to and defined in the Loan Agreement.

Maker shall have the right to prepay this Note, in whole or in part, without premium or penalty, and upon the payment of all accrued interest on the amount prepaid (and any interest which has accrued at the Default Rate, if applicable, and other sums that may be payable hereunder) to the date so fixed.

During the Interim Loan Period, interest on the Principal Amount shall be payable quarterly in arrears commencing on the first day of the first calendar quarter following the first advance of Loan proceeds which are evidenced hereby and continuing on the first day of each calendar quarter thereafter until the expiration of the Interim Loan Period, at which time all accrued but unpaid interest shall be due and payable.

During the Permanent Loan Period, principal and interest shall be payable in quarterly installments commencing on the first day of the first calendar quarter after the expiration of the Interim Loan Period and continuing on the first day of each calendar quarter thereafter until the fortieth (40th) such installment, at which time the final principal payment and all accrued but unpaid interest shall be due and payable. Each such quarterly payment shall be in an amount equal to Three Hundred Fifty Thousand Dollars ($350,000) of principal plus accrued interest as of the date of such payment. Notwithstanding the foregoing, provided that (i) the Board of Managers or other governing body of the Maker has made a good faith determination that it is the best interest of the Maker to issue a PIK Note (as defined below) in lieu of paying in cash the quarterly payment then due under this Note; and (ii) the Payee, in its sole discretion, agrees to accept such PIK Note, then with respect to the first six (6) quarterly installments of the Permanent Loan Period, the Maker shall have the option to pay the accrued and unpaid interest then due on the outstanding balance of this Note as interest payable-in-kind (“PIK Interest”) by executing and delivering to Payee a promissory note evidencing the Maker’s obligation to pay such PIK Interest (the “PIK Note”), payable to the order of Payee, duly executed and delivered by Maker and payable on terms and conditions satisfactory to Payee as set forth therein.

Notwithstanding anything to the contrary contained in this Note, at the option of the holder of this Note and upon notice to the Maker at any time after the occurrence of a Default as defined in the Loan Agreement, from and after such notice and during the continuance of such Default, the unpaid principal of this Note from time to time outstanding and all past due installments of interest shall, to the extent permitted by applicable law, bear interest at the Default Rate, provided that in no event shall such interest rate be more than the Maximum Rate.

All interest accruing under this Note shall be calculated on the basis of a 360-day year applied to the actual number of days in each month. The Maker shall make each payment which it owes hereunder not later than twelve o’clock, noon, Dallas, Texas, time, on the date such payment becomes due and payable (or the date any voluntary prepayment is made), in immediately available funds. Any payment received by the Payee after such time will be deemed to have been made on the next following business day. As used herein, the term “business day” shall mean a day on which commercial banks are open for business with the public in Dallas, Texas.

This Note has been executed and delivered pursuant to the Loan Agreement between Maker and Payee which provides for (i) the repayment of that certain bridge loan in the original principal amount of Two Million One Hundred Thousand Dollars ($2,100,000) evidenced by that certain Promissory Note dated August 15, 2003, and executed by Maker, and Tie Investors, LLC as Payee; (ii) the reimbursement to Maker of certain amounts; and (iii) the purchase of equipment and provision of working capital for the operation of Maker’s business at its location in Marshall, Texas, and the disbursement from time to time of the proceeds of this Note for use in paying for the costs thereof.

This Note is secured by, inter alia, the Deed of Trust of even date herewith in favor of the Trustee named therein evidencing a loan on certain real property in Harrison County, Texas, described therein, and evidencing a security interest in certain personal property described therein, to which the Deed of Trust reference is here made for a description of the property covered thereby and the nature and extent of the security and the rights and powers of the holder of the Note in respect of such security. Upon the occurrence of a default specified in the Deed of Trust which remains uncured beyond any applicable notice, cure or grace period, the holder of this Note, or any part thereof, shall have the option of declaring the Principal Amount hereof and the interest accrued herein to be immediately due and payable.

This Note is also secured by the Security Agreement and the Patent Security Agreement of even date herewith evidencing a first lien on certain tangible and intangible personal property described therein to which Security Agreement and Patent Security Agreement reference is here made for the description of the property covered thereby and the nature and extent of the security and the rights and powers of the holder of this Note in respect of such security. Upon the occurrence of a Default, as defined in the Loan Agreement, which remains uncured beyond any applicable notice, cure or grace period, the holder of this Note or any part thereof shall have the option of declaring the Principal Amount hereof and the interest accrued hereon to be immediately due and payable.

Payee and Maker intend in the execution of this Note and all other instruments now or hereafter securing this Note to contract in strict compliance with applicable usury law. In furtherance thereof, Payee and Maker stipulate and agree that none of the terms and provisions contained in this Note, or in any other instrument executed in connection herewith, shall ever be construed to create a contract to pay for the use, forbearance or detention of money, interest at a rate in excess of the Maximum Rate; neither Maker nor any guarantors, endorsers or other parties now or hereafter becoming liable for payment of this Note shall ever be obligated or required to pay interest on this Note at a rate in excess of the Maximum Rate that may be lawfully charged under applicable law, and the provisions of this paragraph shall control over all other provisions of this Note and any other instruments now or hereafter executed in connection herewith which may be in apparent conflict herewith. Payee, including each holder of this Note, expressly disavows any intention to charge or collect excessive unearned interest or finance charges in the event the maturity of this Note is accelerated. If the maturity of this Note shall be accelerated for any reason or if the Principal Amount is paid prior to the end of the term of this Note, and as a result thereof the interest received for the actual period of existence of the Loan exceeds the amount of interest that would have accrued at the Maximum Rate, the Payee or other holder of this Note shall, at its option, either refund to Maker the amount of such excess or credit the amount of such excess against the Principal Amount and thereby shall render inapplicable any and all penalties of any kind provided by applicable law as a result of such excess interest. In the event that Payee or any other holder of this Note shall contract for, charge or receive any amounts and/or any other thing of value which are determined to constitute interest which would increase the effective interest rate on this Note to a rate in excess of that permitted to be charged by applicable law, all such sums determined to constitute interest in excess of the amount of interest at the lawful rate shall, upon such determination, at the option of the Payee or other holder of this Note, be either immediately returned to Maker or credited against the Principal Amount, in which event any and all penalties of any kind under applicable law as a result of such excess interest shall be inapplicable. By execution of this Note, Maker acknowledges that it believes the Loan evidenced by this Note to be non-usurious and agrees that if, at any time, Maker should have reason to believe that the Loan is in fact usurious, it will give the Payee or other holder of this Note notice of such condition and Maker agrees that the Payee or other holder shall have ninety (90) days in which to make appropriate refund or other adjustment in order to correct such condition if in fact such exists. The term “applicable law” as used in this Note shall mean the laws of the state of Texas or the laws of the United States, whichever laws allow the greater rate of interest, as such laws now exist or may be changed or amended or come into effect in the future.

Should the indebtedness represented by this Note or any part thereof be collected at law or in equity or through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, Maker and all endorsers, guarantors and sureties of this Note jointly and severally agree to pay to the Payee or other holder of this Note in addition to the principal and interest due and payable hereon reasonable attorneys’ and collection fees.

Except as otherwise specifically provided in the Loan Documents, Maker and all endorsers, guarantors and sureties of this Note and all other persons obligated or to become obligated on this Note severally waive presentment for payment, demand, notice of demand and of dishonor and nonpayment of this Note, notice of intention to accelerate the maturity of this Note, protest and notice of protest, diligence in collecting, and the bringing of suit against any other party, and agree to all renewals, extensions, modifications, partial payments, releases or substitutions of security, in whole or in part, with or without notice, before or after maturity.

THIS NOTE AND THE OTHER LOAN DOCUMENTS AND THE PARTIES’ RIGHTS AND OBLIGATIONS HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TEXAS (WITHOUT GIVING EFFECT TO TEXAS’ PRINCIPLES OF CONFLICTS OF LAW) AND THE

LAWS OF THE UNITED STATES APPLICABLE TO TRANSACTIONS IN SUCH STATE. MAKER HEREBY IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS NOTE OR ANY OF THE LOAN DOCUMENTS, AND MAKER HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY TEXAS OR FEDERAL COURT SITTING IN DALLAS, TEXAS (OR SUCH OTHER COUNTY IN TEXAS) MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MAKER AT THE ADDRESS OF MAKER FOR THE GIVING OF NOTICES UNDER THE LOAN AGREEMENT, AND SERVICE SO MADE SHALL BE COMPLETE FIVE (5) DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK.

SIGNATURE PAGE FOLLOWS.]

Signed as of the 5th day of February, 2004.

MAKER:

Maker’s Federal Taxpayer ID No.:	NORTH AMERICAN TECHNOLOGIES
XX-XXXXXX	GROUP, INC., a Delaware corporation

	By:	/s/ Kevin C. Maddox
	Name:	Kevin C. Maddox
	Its:	CEO

Maker’s Federal Taxpayer ID No.:	TIETEK TECHNOLOGIES, INC., a Texas corporation
XX-XXXXXX

	By:	/s/ Henry W. Sullivan
	Name:	Henry W. Sullivan
	Its:	President

Maker’s Federal Taxpayer ID No.:	TIETEK LLC., a Delaware limited liability company
XX-XXXXXX

	By:	/s/ Henry W. Sullivan
	Name:	Henry W. Sullivan
	Its:	President

EXHIBIT A

Description of Land